NEAH CLOSES SECONDARY OFFERING

SEATTLE—May 11, 2007 --Neah Power Systems, Inc., (OTCBB: NPWS - News) announces today that the Company has satisfied the minimum requirements of its $6 million - $12 million, minimum/maximum underwriting agreement with Empire Financial Group, Inc., an affiliate of Empire Financial Holdings Company (AMEX: EFH - News) and the underwriter has released the funds received-to-date from escrow. The pricing was $0.55 for the common shares and warrant coverage of 75% in three equal tranches of $1.10 per share, $1.60 per share and $2.00 per share.

A prospectus for the offering may be obtained from the Company or Empire Financial at the addresses below:

Neah Power Systems, Inc.
22122 20th Ave SE, Suite 161
Bothell, Washington 98021
Investor Relations, 425-424-3324

Empire Financial Group, Inc.
2170 West State Road 434, Suite 100
Longwood, FL 32779
Don Wojnowski, (407) 774-1300

This is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

About Neah Power Systems

Neah Power Systems, Inc. is a micro fuel cell development company that owns a patented, silicon-based design to provide long-lasting, efficient and safe power solutions for portable electronic devices, including notebook PCs and other power-hungry computer, entertainment, and communications products. Further company information can be found at www.neahpower.com and in the reports that have been filed with the Securities and Exchange Commission, which are accessible at http://www.sec.gov.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking, including statements relating to the completion of company milestones and the delivey of form-factor prototype. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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Contacts:

ROI Group Associates
39 Broadway, NY, NY 10006
Robert Giordano - 212.495.0201
rgiordano@roiny.com
Michael Dodge - 212-495-0743
mdodge@roiny.com

Neah Power Systems, Inc.
22122 20th Ave SE, Suite 161
Bothell, Washington 98021
Investor Relations, 425-424-3324

Empire Financial Group, Inc.
2170 West State Road 434, Suite 100
Longwood, FL 32779
Don Wojnowski, (407) 774-1300

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